Exhibit 10.2

AMENDMENT No. 6 TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT No. 6 TO STOCK PURCHASE AGREEMENT, dated as of April 20, 2005 (the “Amendment”), is entered into by and among TEM Puerto Rico, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico and a successor in interest to Telefónica Larga Distancia de Puerto Rico, Inc., a corporation formed under the laws of the Commonwealth of Puerto Rico (the “Purchaser”), ClearComm, L.P., a limited partnership organized under the laws of Delaware (the “Seller”), and NewComm Wireless Services, Inc., a corporation formed under the laws of the Commonwealth of Puerto Rico (the “Company”).  The Purchaser, together with the Seller and the Company, are collectively referred to herein as the “Parties” and each individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Purchaser and the Seller have previously entered into a Stock Purchase Agreement, dated as of March 12, 2002 (as the same may be amended from time to time, the “Agreement”), pursuant to which, subject to the terms and conditions of the Agreement, at the Closing the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, such number of Shares of the Company such that, upon conversion of the Convertible Securities and the acquisition of the Shares to be purchased thereunder, the Purchaser shall own 50.1% of the issued and outstanding equity interests of the Company on a fully-diluted basis;

WHEREAS, the Purchaser has determined to convert the Convertible Securities at this time, in accordance with the Settlement Agreement and Mutual Release, entered into as of the date hereof, but the Parties have determined that the purchase of a controlling interest pursuant to the Agreement should be converted into an option for the Purchaser and deferred for three (3) years as set forth herein;

WHEREAS, pursuant to Section 10.08 of the Agreement, the Agreement may be amended with the written consent of the parties thereto; and

WHEREAS, the Parties hereto desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                   Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

“Settlement Agreement and Mutual Release” shall mean that certain settlement agreement and mutual release by and among by and among the Company, Telefónica Móviles S.A., a corporation organized under the laws of Spain, the Purchaser, the Seller, and the other parties named therein.

ARTICLE II

AMENDMENTS

Section 2.1                   Amendment to Section 1.01.  The defined term “Project Financing Facility” is hereby deleted from Section 1.01 (Definitions).

Section 2.2                   Amendment and Restatement of Section 2.01.  Section 2.01 of the Agreement (Purchase and Sale of the Seller Shares) is hereby amended and restated in its entirety to read as follows:

“Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller all of the Seller’s right, title and interest in such number of Shares, such that, after giving effect to such sale, the Purchaser shall own 50.1% of the issued and outstanding equity interest of the Company on a fully-diluted basis, assuming the conversion into Shares of all the Convertible Securities in the amounts set forth in Section 3.02 of the Disclosure Schedule (the “Seller Shares”).  It is expressly agreed and acknowledged that, irrespective of the number of Shares owned by the Purchaser immediately prior to the Closing (it being understood that at such time the Purchaser may own less than 49.9% of the then issued and outstanding equity interests of the Company in the event the Purchaser’s equity interest is diluted as a result of a capital increase of the Company or otherwise and assuming that the Purchaser shall not have, directly or indirectly, disposed of its Shares (whether by sale, exchange, merger, assignment, conveyance, transfer of otherwise)), the number of Seller Shares to be sold by the Seller to the Purchaser at the Closing shall be sufficient to result in the Purchaser owning immediately after Closing an aggregate number of Shares equal to 50.1% of the then issued and outstanding equity interests of the Company on a fully-diluted basis.  It is further agreed and acknowledged that, in the event the Seller does not own enough Seller Shares to satisfy its obligations under this Section 2.01, the Company shall issue to the Purchaser pursuant to and under the terms and conditions of the Shareholders Agreement and at a price per share based upon the Equity Valuation such number of shares as shall be necessary to permit the Purchaser to own 50.1% of the issued and outstanding equity interest of the Company after such issuance.”

Section 2.3                   Amendment and Restatement of Section 2.02(a).  Section 2.02(a) of the Agreement is hereby amended and restated to read as follows:

“As payment in full for the Seller Shares, Purchaser shall pay, in the manner set forth in Section 2.06, the Purchase Price, as determined in accordance with Sections 2.02(b), (c), and (d) hereof.”

Section 2.4                   Amendment of Section 2.02(c).  The last sentence of Section 2.02(c) of the Agreement (Purchase Price) is hereby amended by adding the following clause at the end thereof:

“, provided for the avoidance of doubt, that in the event Seller Shares necessary to obtain the control of the Company (the “Control Shares”) are acquired by the Purchaser from the Seller, the Purchase Price to be delivered by the Purchaser to the Seller shall not include any premium (whether such premium is an imputed premium for “control” or the Premium defined in the Settlement Agreement and Mutual Release) with respect to such Control Shares, and the Premium shall be paid pursuant to and under the terms and conditions of the Settlement Agreement and Mutual Release.

Section 2.5                   Inclusion of New Section 2.02(d).  A New Section 2.02(d) shall be included to read as follows:

“Notwithstanding paragraphs (b) and (c) above, in the event within the three months prior to the receipt of the Purchase Notice (as defined in Section 2.03(a)), a Liquidity Valuation or a Revised Liquidity Valuation, as the case may be, has been delivered in accordance with Section 2.1(b) and (c) of the Sale Agreement, the latest of such valuation shall be deemed to be the Equity Valuation for purposes of determining the Purchase Price as set forth in paragraph (c) above.  Such Equity Valuation shall bear interest at a rate equal to LIBOR+1% starting to accrue on the notification of the valuation until the satisfaction of the conditions set forth in Section 7.01(c) and 7.02(c).”

Section 2.6                   Amendment and Restatement of Section 2.03(a).  Section 2.03(a) of the Agreement (Pre-Closing and Closing) is hereby amended and restated in its entirety to read as follows:

“At such time as the Purchaser believes that all of the conditions to Closing contained in Sections 7.01 (except for 7.01(c)) and 7.02 (except for 7.02(c)) have been satisfied or waived, or at any time thereafter before the termination of this Agreement, the Purchaser shall have the right, but not the obligation, in its sole and absolute discretion, to deliver a written binding notice (the “Purchase Notice”) to the Seller indicating the Purchaser’s intention to acquire the Seller Shares upon the terms and subject to the conditions of the Agreement.

The Parties agree to cooperate in good faith and use their commercially reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper, advisable or required to obtain the satisfaction of the conditions set forth in Section 7.01(c) and 7.02(c) (including, without limitation, completing such steps as were necessary for the obtaining of the authorization granted on August 12, 2004 by the FCC to the Purchaser relating to the transfer of control of NewComm to the Purchaser) after the delivery and reception of the Purchase Notice.

Within five (5) days of the later to occur of (i) the receipt by the Purchaser of the Equity Valuation report from the investment bank and (ii) the satisfaction of the conditions set forth in Section 7.01(c) and 7.02(c), a pre-closing will be held at the offices of the Purchaser’s New York counsel, Simpson Thacher & Bartlett LLP, or such other location as the Purchaser may advise, at 10:00 A.M. New York time.  At such pre-closing, the Parties shall provide evidence to each other that each of the applicable conditions for the pre-closing has been satisfied and shall deliver to each other all consents, approvals, waivers and certificates specified in Sections 7.01 and 7.02 and any and all other corporate documents contemplated in this Agreement.  If the Purchaser agrees that all the conditions for the pre-closing are satisfied, the date of the pre-closing shall be deemed to be the pre-closing date (the “Pre-Closing Date”).”

Section 2.7                   Amendment and Restatement of Section 2.04.  Section 2.04 of the Agreement (Closing Deliveries by the Seller) is hereby amended and restated in its entirety to read as follows:

“At the Closing the Seller shall deliver or cause to be delivered to the Purchaser:

(a)          the stock certificates for the Seller Shares duly endorsed to Purchaser;

(b)         a certificate or certificates to the effect that the conditions to Closing in Section 7.02 herein have been satisfied;

(c)          the Corporate Records; and

(d)         the certificates and other documents required to be delivered pursuant to Section 7.02.”

Section 2.8                   Amendment and Restatement of Section 2.05.  Section 2.05 of the Agreement (Closing Deliveries by the Purchaser) is hereby amended and restated in its entirety to read as follows:

“At the Closing the Purchaser shall deliver or cause to be delivered to the Seller:

(a)          the cash payment for the Seller Shares being transferred constituting the Purchase Price for the Seller Shares;

(b)         the cash payment, if any, for the Shares being issued by the Company pursuant to Sections 2.01 and 2.07 hereof;

(c)          a certificate to the effect that the conditions in Section 7.01 have been satisfied;

(d)         a receipt for the Seller Shares being transferred; and

(e)          the certificates and other documents required to be delivered pursuant to Section 7.01.”

Section 2.9                   Amendment to Article II.  Article II is hereby amended by adding a Section 2.07 at the end thereof:

“At the Closing, to the extent the number of Seller Shares to be transferred by the Seller to the Purchaser pursuant to Section 2.01 hereof shall not be sufficient to permit the Purchaser to own 50.1% of the issued and outstanding equity interest of the Company, the Company shall issue to the Purchaser such number of shares as shall be necessary to permit the Purchaser to own 50.1% of the issued and outstanding equity interest of the Company after such issuance.”

Section 2.10             Amendment of Section 7.01.  Section 7.01 of the Agreement (Conditions to Obligations of the Seller) is hereby amended and restated in its entirety to read as follows:

“The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Seller (other than those conditions in Sections 7.01(a) and 7.01(c) which may not be waived) at or prior to the Closing, of each of the following conditions:

(a)          Representations, Warranties and Covenants.  The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects.

(b)         No Order.  No Governmental Order (other than a Governmental Order relating to the matters set forth in (c)(i) below) shall be threatened or be in force and effect against the Purchaser restraining or materially and adversely altering the transactions contemplated by this Agreement.

(c)          Consents and Approvals.  The Purchaser, the Seller and the Company, as applicable, shall have received all authorizations, consents, orders and approvals from all Governmental Authorities and officials and the required third party under the Loan Documents necessary or desirable to effect the transactions contemplated by this Agreement, including, without limitation (i) the approval, or extension thereof, as the case may be, by the FCC of application to transfer control of the Company to the Purchaser (including approval of foreign ownership), and such FCC approval is not subject to further  review, modification, appeal, revocation or suspension and (ii) if applicable, the Purchaser and the Seller shall have received notice from the United States Department of Justice and the FTC that such governmental entities have terminated the applicable notification period or such notification period shall have expired without requirements for the sale or disposition of assets or limiting the Purchaser or the Company in the conduct of its business.”

(d)         Transaction Documents.  Each of the Transaction Documents shall have been entered into by the applicable parties thereto (other than the Seller) and each shall be in full force and effect.  The Purchaser shall not have taken or failed to take any actions which constitutes, or with the passage of time or notice would constitute, a material breach of any of the Transaction Documents, which material breach (i) is not capable of being cured or (ii) has not been cured within thirty (30) days after the Purchaser receives written notice of such breach from the Seller.

(e)          Long Term Financing.  The Company shall have entered into the Long Term Financing (as such term is defined in Settlement Agreement and Mutual Release) and borrowings thereunder have been made available to the Company.”

Section 2.11             Amendment of Section 7.02.  Section 7.02 of the Agreement (Conditions to Obligations of the Purchaser) is hereby amended and restated in its entirety to read as follows:

“The option of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Purchaser at or prior to the Pre-Closing Date at or prior to the Closing Date and of each of the following conditions:

(a)          Representations, Warranties and Covenants.  The representations and warranties contained in Articles III and IV contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, and the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects.

(b)         No Order.  No Governmental Order (other than a Governmental Order relating to the matters set forth in (c)(i) below) shall be threatened or be in force and effect against the Seller, Syncom and any member of the Fleet Syndicate, or the Company, restraining or materially and adversely altering the transactions contemplated hereby that are the subject of the Closing.

(c)          Consents and Approvals.  The Purchaser, the Seller and the Company, as applicable, shall have received all authorizations, consents, orders and approvals from all Governmental Authorities and officials and the required third party under the Loan Documents necessary or desirable to effect the transactions contemplated by this Agreement, including, without limitation (i) the approval, or extension thereof, as the case may be, by the FCC of application to transfer control of the Company to the Purchaser (including approval of foreign ownership), and such FCC approval is not subject to further  review, modification, appeal, revocation or suspension and (ii) if applicable, the Purchaser and the Seller shall have received notice from the United States Department of Justice and the FTC that such governmental entities have terminated the applicable notification period or such notification period shall have expired without requirements for the sale or disposition of assets or limiting the Purchaser or the Company in the conduct of its business.

(d)         Ownership of Fully Diluted Shares. All outstanding warrants and options to purchase Shares shall have been converted into Shares; provided, however, that any rights of any officers, directors or employees of the Company with respect to any Shares shall have been waived without payment therefore or any obligation to make a payment therefore by the Company and without any violation of Law.  All of the Seller Shares shall be owned by the Seller.

(e)          Indebtedness, Waivers and Extensions.  With respect to any Indebtedness of the Company owed to the Seller or any of its Affiliates, the Company shall have obtained (i) waivers of any operating or financial covenant with which the Company is not in compliance and (ii) an extension of the due date of any principal amount and capitalized interest of such Indebtedness to a date not prior to the sixtieth (60th) day following the Closing Date.

(f)            Transaction Documents.  Each of the Transaction Documents shall have been entered into by the applicable parties thereto (other than the Purchaser) and each shall be in full force and effect.  Neither the Company nor the Seller shall have taken or failed to take any actions which constitutes, or with the passage of time or notice would constitute, a material breach of any of the Transaction Documents, which material breach (i) is not capable of being cured or (ii) has not been cured within thirty (30) days after the Company and the Seller have received written notice of such breach from the Seller.

(g)         Long Term Financing.  The Company shall have entered into the Long Term Financing (as such term is defined in Settlement Agreement and Mutual Release) and borrowings thereunder have been made available to the Company.”

Section 2.12             Amendment and Restatement of Section 9.01.  Section 9.01(a) of the Agreement (Termination) is hereby amended and restated in its entirety to read as follows:

“by either the Seller or the Purchaser if (i) the Purchase Notice shall not have been sent by the later of (x) the forty second (42nd) month following the date of this Amendment or (y) ten days after a Sale Termination in accordance with the Sale Agreement, if there has been a Sale Notice in accordance with such agreement within the thirty seventh (37th) month following the date of this Amendment; or (ii) any regulatory authority has denied approval of the purchase of the Seller Shares and such denial has become final and unappealable or has approved the purchase of the Seller Shares subject to the conditions that, in the sole judgment of the Purchaser would restrict it or its affiliates in their respective spheres of operations and business activities after the Effective Date; provided, however, that the right to terminate this Agreement under this Section 9.01(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.”

Section 2.13             Amendment of Section 9.01.  Section 9.01 is hereby amended by adding the following subsection (e) at the end thereof:

“This Agreement shall automatically terminate in the event (i) Telefónica S.A. guarantee obligations set forth in Section 10.5 of the Settlement Agreement and (ii) Telefónica S.A. guarantee obligations set forth in Exhibit K of the Settlement Agreement shall cease and be of no further force and effect.”

Section 2.14             Amendment and Restatement of Section 10.05.  Section 10.05 of the Agreement (Entire Agreement) is hereby amended and restated in its entirety to read as follows:

“This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between or among the Seller, the Company and the Purchaser with respect to the subject matter hereof and thereof.”

Section 2.15             Amendment and Restatement of Section 10.09.  Section 10.09 of the Agreement (Governing Law) is hereby amended and restated in its entirety to read as follows:

“The substantive rights and obligations of the parties arising out of, in connection with or ancillary to this Agreement shall be governed by the substantive laws of the State of Florida, excluding conflict of laws principles.”

Section 2.16             Amendment and Restatement of Section 10.10.  Section 10.10 of the Agreement (Arbitration) is hereby amended and restated in its entirety to read as follows:

“(a)                            If a Dispute is not settled within thirty (30) days after the notice is given to the other parties seeking representative consideration of a Dispute, such Dispute shall be submitted for resolution to the American Arbitration Association in accordance with the International Arbitration Rules of the American

Arbitration Association. A party wishing to submit a Dispute to arbitration shall give written notice to such effect to the other parties hereto.  The arbitration shall be resolved by a three-person arbitration panel.”

Section 2.17             Amendment and Restatement of Section 10.11.  Section 10.11 of the Agreement (Waiver of Jury Trial) is hereby amended and restated in its entirety to read as follows:

“Intentionally left blank.”

Section 2.18             Amendment to Article X.  Article X of the Agreement is hereby amended by adding the following Section 10.14 (Confidentiality) at the end thereof:

“The terms and conditions of this Agreement, and all matters relating thereto, shall remain confidential between the Parties and shall not be disclosed to any Person except:  (i) to the Parties and their respective officers, directors, employees, representatives, counsel, auditors and other professionals who need to know such information for purposes of conducting their ordinary course of business; (ii) to any Person as required by operation of law; or (iii) to any Person agreed to by the Parties, in writing.  To the extent that a Party is required or purportedly required to disclose all or any terms of this Agreement pursuant to subparagraph (ii) above, such Party shall immediately give written notice to the other Parties, and the Party seeking disclosure shall, if so requested by any other Party, use its best efforts to obtain a protective order from the court or a written guarantee of confidentiality from any Person to whom the terms are to be disclosed to limit, in advance, the dissemination and disclosure of this Agreement and its terms.”

ARTICLE III

MISCELLANEOUS

Section 3.1                   Ratification; Entire Agreement.  This Amendment shall not be deemed to be an amendment to or effect any terms or provisions of the Agreement other than those amended hereby and is only intended to amend, alter or modify the Agreement as expressly stated herein.  Except as amended hereby, the Agreement remains in effect, enforceable against each of the Parties, and is hereby ratified and acknowledged by each of the Parties.  This Agreement, as amended by this Amendment, constitutes the entire agreement among all the parties hereto and supersedes all prior agreements and understandings, oral and written, among all the parties hereto with respect to the subject matter hereof.

Section 3.2                   Counterparts; Facsimile Signature.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.  Any Party may execute this Amendment by facsimile signature, and the other Parties will be entitled to rely on such facsimile signature as conclusive evidence that this Amendment has been duly executed by such Party.

Section 3.3                   Governing Law.  The substantive rights and obligations of the parties arising out of, in connection with or ancillary to this Amendment shall be governed by the substantive laws of the State of Florida, excluding conflict of laws principles.

Section 3.4                   Severability.  The provisions of this Amendment shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Amendment, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, such provision and (b) the remainder of this Amendment and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.5                   Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of each of the Parties and their respective successors and assigns.

Section 3.6                   Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and will not affect the interpretation of this Amendment.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized Representative as of the date first above written.

TEM PUERTO RICO

By:
Name: Francisco Martinez Davis
Title: Director

By:
Name: Juan Ramon Balcells
Title: Director

CLEARCOMM, L.P.

By:
Name: Lawrence Odell Peck
Title:

NEWCOMM WIRELESS SERVICES, INC.

By:
Name: Javier O. Lamoso
Title